PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations (952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS THIRD QUARTER REVENUE AND EARNINGS

Company Introduces 2006 Financial Guidance

MINNEAPOLIS, October 27, 2005 - Stratasys, Inc. (Nasdaq: SSYS) today announced third quarter financial results.

Revenues rose 11% to $19.7 million for the third quarter ended September 30, 2005 over the $17.7 million recorded in the same quarter of the previous year. Net income was $2.2 million, or $0.20 per share, for the third quarter compared with net income of $2.5 million, or $0.24 per share, for the same quarter of the previous year. Total system shipments increased 24% to 306 units during the third quarter of 2005 compared with 246 units for the same period in 2004.

The third quarter generated record levels of consumables and maintenance revenue, as well as strong revenue growth in the company’s 3D printer and paid parts businesses. Third quarter revenue growth and profitability were limited by a decline in the company’s high-end system sales.

Revenues rose 17% to $59.3 million for the nine months ended September 30, 2005 over the $50.9 million recorded for the same period of the previous year. Net income grew 9% to $7.5 million, or $0.69 per share, for the nine-month period, compared with net income of $6.8 million, or $0.64 per share, for the same period in 2004. Total system shipments were 935 units for the nine-month period, compared with 818 units for the same period in 2004.

Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2005:

•	Revenue of $81 million to $83 million or growth of 15% to 18% over fiscal 2004.

•	Earnings of $0.94 to $0.97 per share or growth of 11% to 14% over fiscal 2004.

Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2006:

•	Revenue of $98 million to $102 million or growth of 20% to 24% over fiscal 2005.

•	Earnings of $1.15 to $1.25 per share or growth of 20% to 31% over fiscal 2005.

“We continue to enjoy strong demand for our Dimension 3D printers, which is reflected in the 35 percent 3D printer unit growth we generated during the quarter. Moreover, the ongoing expansion of our installed base of systems is driving strong growth in our consumables and maintenance revenue,” said Scott Crump, chairman and chief executive officer of Stratasys.

“Our paid parts business generated strong growth during the third quarter. The recent launch of www.RedEyeRPM.com, the world’s largest rapid prototype and part building service, should provide an additional growth catalyst for the paid parts business going forward. RedEyeRPM™ employs a proprietary, secure quoting-and-ordering web engine that allows automated, instant quoting and ordering around the clock, seven days a week.

“We continue to develop new opportunities that go beyond product design and prototyping, as evidenced by the recent announcement of a $3.6 million initiative with a Fortune 100 global manufacturing company to advance Stratasys’ proprietary FDM® technology for rapid manufacturing applications. The initiative’s long-term goal is to develop our core technology and product line to allow for the manufacture of end-use parts. We believe rapid manufacturing could become a dominant growth driver for Stratasys in the future.

“Although high-end system sales were weaker during the third quarter, the company had a record quarter for order bookings, which grew by 27% over the same period last year. Our high-end system business is difficult to predict quarter-to-quarter. However, we are focused on long term results, and remain confident in our ability to successfully execute our core growth initiatives going forward,” Crump concluded.

The company will hold a conference call to discuss these results on October 27, 2005 at 8:30 a.m. EDT. To access the call, dial 877-236-1078 (or 213-408-0663 internationally). The conference I.D. is “Stratasys.” A recording of the call will be available for two weeks after the call. To access the recording, dial 800-839-6793 (or 402-220-6054 internationally).

A live webcast will be available through the Investor Relations section of the Stratasys Website ( www.stratasys.com ). A replay of the webcast will be made available on the Stratasys Website for 90 days.

About Stratasys Inc.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping systems and 3D printers; and offers rapid prototyping and manufacturing services. According to Wohlers Report 2005, the company supplied 36 percent of all systems installed worldwide in 2004, making it the unit market leader. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models directly from any 3D CAD program using ABS plastic, polycarbonate, and PPSF. The company holds 175 granted or pending rapid prototyping patents. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for rapid manufacturing and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.DimensionPrinting.com or www.RedEyeRPM.com.

(Financial Tables follow)

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Largest part-building service claim is based on number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension BSTTM, Dimension SSTTM, Prodigy Plus, FDM MaxumTM, FDM VantageTM, and TitanTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as PC-ABS and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden polyjet line; the success of our RedEye RPM service; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2004 and the quarterly reports on Form 10-Q filed throughout 2005.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$25,463,758	$20,624,845
Short-term investments	20,000,000	35,225,000
Accounts receivable, less allowance for returns and
doubtful accounts of $1,584,909 in 2005 and $1,731,830 in 2004	18,786,293	14,951,350
Inventories	11,135,080	7,520,422
Net investment in sales-type leases	1,689,151	1,324,499
Prepaid expenses	1,585,649	1,756,494
Deferred income taxes	455,000	455,000
Total current assets	79,114,931	81,857,610

Property and equipment, net	11,573,677	10,043,657

Other assets
Intangible assets, net	3,173,088	2,551,581
Net investment in sales-type leases	2,587,771	2,693,830
Deferred income taxes	354,000	354,000
Long-term investments	7,606,298	720,000
Other	3,639,970	978,339
	17,361,127	7,297,750

	$108,049,735	$99,199,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$7,798,514	$6,643,620
Unearned maintenance revenue	8,243,331	7,668,362
Total current liabilities	16,041,845	14,311,982

Stockholders' equity
Common Stock, $.01 par value, authorized 15,000,000
shares, issued 12,266,496 shares in 2005 and
12,211,835 shares in 2004	122,665	122,118
Capital in excess of par value	72,376,666	71,762,100
Retained earnings	27,646,344	20,193,048
Accumulated other comprehensive income (loss)	(251,282)	5,910
Less cost of treasury stock, 1,796,929 shares in 2005
and 1,770,026 shares in 2004	(7,886,503)	(7,196,141)
Total stockholders' equity	92,007,890	84,887,035

	$108,049,735	$99,199,017

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Sales
Product	$15,524,258	$14,231,605	$47,251,970	$40,847,553
Services	4,157,221	3,489,577	12,077,273	10,035,452
	19,681,479	17,721,182	59,329,243	50,883,005

Cost of goods sold
Product	7,486,431	6,213,106	21,251,235	17,480,183
Sales	1,362,673	1,063,897	3,682,178	2,772,955
	8,849,104	7,277,003	24,933,413	20,253,138

Gross profit	10,832,375	10,444,179	34,395,830	30,629,867

Costs and expenses
Research and development	1,516,253	1,298,006	4,589,981	3,989,402
Selling, general and administrative	6,344,170	5,544,728	19,791,084	16,742,392
	7,860,423	6,842,734	24,381,065	20,731,794

Operating income	2,971,952	3,601,445	10,014,765	9,898,073

Other income (expense)
Interest income	416,339	190,888	1,231,921	427,119
Interest expense		(11,510)		(11,510)
Other	(93,718)	29,900	(405,171)	(41,113)
	322,621	209,278	826,750	374,496

Income before income taxes	3,294,573	3,810,723	10,841,515	10,272,569

Income taxes	1,128,391	1,276,592	3,388,219	3,441,311

Net income	$2,166,182	$2,534,131	$7,453,296	$6,831,258

Earnings per common share
Basic	$0.21	$0.24	$0.71	$0.66
Diluted	$0.20	$0.24	$0.69	$0.64

Weighted average number of common
shares outstanding
Basic	10,467,160	10,374,686	10,496,470	10,326,113
Diluted	10,785,292	10,752,647	10,837,344	10,726,411